                              EMPLOYMENT AGREEMENT

    This EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement"), is made and entered as of the 1st day of October 1997, by and between LEE ERB (hereinafter referred to as "Employee"), and COLORADO MEDTECH, INC., a Colorado corporation and its assigns (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

    WHEREAS, the Company desires to engage Employee as an employee for the Company on the terms hereinafter set forth, and Employee desires to be employed on such basis; and

    WHEREAS, the parties desire to establish the compensation and other benefits to be paid to Employee while he shall in the employ of the Company.

    NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, it is agreed as follows:

                                  EMPLOYMENT

    1. TERM OF EMPLOYMENT. The Company hereby engages Employee, and Employee hereby accepts such employment by the Company for a term commencing on the date hereof (hereinafter referred to as the "Term of Employment"), and ending on September 30, 1999, with extension thereafter by mutual agreement. Employee's title shall be Vice President of Technology, reporting directly to the Company's President and CEO.

    2. DUTIES OF EMPLOYMENT. Employee shall have such responsibilities and duties as shall be determined by the Board of Directors and the Chief Executive Officer of the Company, consistent with this Agreement. Such duties shall include: product conceptualization, sales and marketing support, negotiations with customers, problem solving with respect to MRI equipment, technical conceptualization and implementation, design review, and knowledge and know-how transfer. Duties shall not include acting as a project manager, including any
supervision or management of personnel.   During the Term of Employment, the
Company shall not make any substantial change in the duties and responsibilities of the position held by Employee and shall not require Employee to perform duties which are not commensurate with his engagement without Employee's prior consent. Employee shall render the services described herein diligently, using his best efforts, and he shall neither hold other employment which would interfere with Employee's duties under this Agreement nor provide consulting services to any competitor of the Company during the Term of Employment, as provided in the Non-Competition Agreement attached hereto.

    3.   COMPENSATION.

         (a) During the Term of Employment, Employee shall receive compensation ("Compensation") at a rate of not less than $100,000.00 per annum, payable in equal installments twice monthly in accordance with the Company's normal payroll practices, and he shall provide at least 1,000 hours of service per year at least 75% of which will be performed on site or as otherwise acceptable to the Company. These hours shall be roughly allocated throughout each twelve months ending on the first and second anniversaries of this Agreement on schedules to be established by the Company from time to time, subject to Employee's reasonable availability. They need not conform to any rigid schedule so long as the minimum is performed each year ending on such anniversaries. Additionally, options (the "Options") to purchase 100,000 shares of the Company's Common Stock shall be granted on the date hereof at an exercise price equal to the fair market value of the Common Stock on the date hereof. The Options shall vest according to the following schedule: 50,000 shares upon the first (1st) anniversary of the date hereof; the remaining 50,000 shares upon the second (2nd) anniversary of the date hereof. The Options shall be exercisable through September 30, 2001.

         (b) Employee shall be eligible for medical benefits, for participation in the Company's long-term disability plan or other plan providing equivalent long-term disability benefits, under similar conditions, and for participation in the Company's stock purchase plan, subject to any benefit plan eligibility requirements. In addition, the Company shall reimburse the Employee any reasonably incurred employment related expenses, per the Company's policy.

         (c) The Company shall not provide Employee any paid vacation days, holidays, sick days, or personal days. Employee shall also not be eligible to participate in any bonus programs.

    4.   RESTRICTIONS ON USE AND DISCLOSURE; NON-COMPETITION AGREEMENT.

         (a) Except as required by Employee's duties to the Company as an employee, Employee shall not (during or after any period of employment) directly or indirectly use, publish, disseminate or otherwise disclose any Confidential Information without the express prior written consent of the Company. For purposes of this Agreement, "Confidential Information" shall mean all written and oral confidential or proprietary information of the Company and its affiliates, whether or not discovered or developed by the Company, and of third parties (such as suppliers, customers and consultants) who may have imparted information in confidence to the Company or its affiliates, known by Employee as a result of his Employment with the Company at any time (including prior to execution of this Agreement), provided that Confidential Information shall not include any such information which is now or hereafter becomes generally known in the industries in which the Company is conducting business without the fault of Employee.

         (b) Upon termination of employment with the Company for any reason, Employee shall forthwith deliver to the Company all Company property, including without limitation, all copies of all procedural manuals, guides, customer lists, records and other documents and materials containing Confidential Information then in Employee's possession or control, whether prepared by Employee or others.

         (c) Upon the execution of this Agreement, Employee shall execute a Non-Competition Agreement in the form of that attached hereto as Schedule A; provided, however, that any obligations pursuant to such Non-Competition Agreement shall automatically terminate upon the occurrence of a material breach of this Agreement by the Company, provided that Employee has given the Company notice in writing of such breach and the Company has failed to cure such breach within sixty (60) days of such written notice.

                                  TERMINATION

    5.   TERMINATION ON DEATH OR DISABILITY.

         (a) The Company shall have the right to terminate this Agreement on the death or Disability of Employee. For purposes of this Agreement, "Disability" shall mean the failure of Employee, due to illness, accident, or any other physical or mental incapacity, to perform his duties substantially as required hereunder for a period of any forty-five (45) consecutive days as evidenced by a certificate from a physician acceptable to Employee.

         (b) In the event of termination upon the death or Disability of Employee, the Company shall pay to Employee, or to his estate or personal representative, as the case may be, all arrearages of Compensation and mutually agreed upon expenses to the Date of Termination.

    6.   TERMINATION FOR CAUSE.

         (a) The Company shall have the right to terminate its relationship with Employee hereunder at any time and with immediate effect for Cause. For all purposes of this Agreement, Employee's relationship shall be deemed terminated for "Cause" only if it is terminated by Company for:

              (i) misappropriation or misuse of corporate Confidential Information or funds by Employee or with Employee's knowledge or direct involvement;

              (ii) conviction of, or plea of guilty or NOLO CONTENDERE to, a felony involving fraud, embezzlement, theft or dishonesty or other criminal conduct by Employee;

              (iii) willful misconduct by Employee, PROVIDED, however, that no discharge shall be deemed for Cause under this clause (iii) unless Employee shall have first received written notice from the President and CEO of the Company advising Employee of the specific acts or omissions alleged to constitute such willful misconduct, and such misconduct continues uncured by Employee for a period of sixty (60) days;

              (iv) a material breach by Employee of the terms of this Agreement and a failure by Employee to cure such breach within sixty (60) days after receiving written notice from the Board of Directors of the Company advising Employee of the action allegedly resulting in the material breach; or

              (v) breach of any representation or warranty by Employee under the Asset Purchase Agreement entered into by the parties, dated October 1, 1997 (the "Asset Purchase Agreement") other than an omission or error made by Employee thereunder which does not have a material adverse effect on the Company.

         (b)  If Employee's employment hereunder is terminated for Cause:
Employee shall be entitled to payment of all arrearages of salary and mutually agreed upon expenses to the Date of Termination.

    7. TERMINATION WITHOUT CAUSE. The Company shall have the right to terminate Employee's employment hereunder for any reason other than Cause, provided that Employee shall receive the following: (i) any unpaid Compensation for the balance of this Agreement, and (ii) full and immediate vesting of the Options.

    8. NOTICE OF TERMINATION. Any purported termination of Employee's relationship hereunder, either by the Company or by Employee, shall be communicated by a written Notice of Termination to the other party hereto (except in the case of termination upon the death of Employee in which event the Date of Termination shall be the date of death). Such notice shall indicate the specific termination provision in this Agreement which is relied upon, recite the facts and circumstances claimed to provide the basis for such termination and specify the effective date of such termination (the "Date of Termination").

                                    MISCELLANEOUS

    9. EMPLOYEE'S UNIQUE VALUE TO COMPANY. Employee and Company acknowledge the unique ability of Employee to assist in the integration of Erbtec Engineering, Inc.'s ("Erbtec") business into the Company and to thereby allow Company to realize the value of Erbtec as an ongoing business unit pursuant to the Asset Purchase Agreement. Employee and the Company further acknowledge that, for these reasons, a failure of Employee to remain as an employee during the full term provided by this Agreement could damage the Company to a significantly greater extent than is ordinarily associated with an employee terminating his relationship in breach of an employment agreement.

    10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined, and shall inure to the benefit of and be binding upon Employee, his heirs, executors, administrators, and personal representatives.

    11. INJUNCTIVE RELIEF. Employee acknowledges that any breach of the noncompete obligations hereof would entail irreparable injury to the Company and that in addition to the Company's other remedies the Company shall be entitled to injunctive and other equitable relief to prevent any such breach, actual, intended or likely.

    12. SEVERABILITY. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

    13. NOTICES. Any notice, demand or other communication given by the parties under this Agreement shall be in writing (i) delivered personally, (ii) delivered by a reputable overnight delivery service, or (iii) sent by certified mail, return receipt requested to the address of the parties set forth beneath their signatures to this Agreement. Notices so sent by mail shall be deemed delivered on the date and at the time indicated on the duly completed Postal Service return receipt.

    14. DISPUTE RESOLUTION. Except as provided below, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbitrator through the Judicial Arbiter Group ("JAG"), any successor of the JAG, or any similar arbitration provider who can provide a former judge to conduct such arbitration if JAG is no longer in existence. The arbiter shall be selected by JAG on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Boulder, Colorado. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All discovery shall be completed in accordance with the time limitations prescribed in the Colorado rules of civil procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect trademarks, tradenames, copyrights, patents, trade secrets or other intellectual property or proprietary information or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the

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

progress of the arbitration proceeding.

    In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

    15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties have made no agreement, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or in the Asset Purchase Agreement.

    16. AMENDMENT. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

    IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the day first above written.


COLORADO MEDTECH, INC.            EMPLOYEE


By: /s/ John V. Atanasoff II                 By: /s/ Lee Erb
    -----------------------------                --------------------------
    John V. Atanasoff II, President              Lee Erb
    6175 Longbow Drive                           2760 29th Street
    Boulder, CO 80301                            Boulder, CO 80301-0301

                                   SCHEDULE A

                           NON-COMPETITION AGREEMENT

    THIS AGREEMENT is made as of this 1st day of October, 1997 between Colorado MEDtech, Inc., a Colorado corporation (the "Company") and Lee Erb ("Employee").

    WHEREAS, Employee has sold his interest in Erbtec Engineering, Inc. to the Company and has agreed to become an employee of the Company, and will be a unique, valued employee of the Company, and, as such, will be in a position to damage the business of the Company by engaging in competing activities; and

    WHEREAS, the Company wishes to protect itself from competitive activities of Employee which would injure its business;

    NOW, THEREFORE, in consideration of the relationship offered to Employee, the promises and mutual covenants and agreements herein set forth, and for other good and valuable consideration, including future compensation, the parties hereby agree as follows:

    1. (a) Employee agrees that he possesses the knowledge, skills and reputation in the industry in which the Company operates or will operate which are of material importance to the Company, and which are special and unique. Employee acknowledges that his services cannot readily be replaced and that the loss of his services, or the use of his services by a competitor, may cause harm to the Company. Therefore, Employee agrees that during the period commencing with the date hereof and ending two (2) years after his relationship with the Company is terminated for "Cause," as defined in Section 7 of the Employment Agreement between the Company and Employee dated of even date herewith (the "Employment Agreement"), or one (1) year after his relationship with the Company is terminated for any other reason, including the expiration of his Employment Agreement with the Company, he will not, without the Company's prior written consent, knowingly, directly or indirectly, as a principal, officer, director, shareholder (other than as a holder of 5% or less of a publicly traded corporation's capital stock), partner, employee, or in any other capacity whatsoever, engage in, be or become associated with, or advise or assist any business, firm, partnership, individual, corporation, or any other entity which competes with, or which, on the date of termination, has a significant active program in place to compete with, any business engaged in by the Company or any subsidiary of the Company in the medical device field; provided, however, that Employee also agrees not to compete with the Company in relation to any product or device the Company is actively pursuing at the time of Employee's termination and on which the Employee actively participated, anywhere in the United States of America.

         (b) Any and all obligations under this Agreement shall automatically terminate and become of no further force or effect upon the occurrence of a material breach of the Employment Agreement by the Company, as provided in the Employment Agreement.

         (c) It is agreed that Employee's services are unique, and that any breach or threatened breach by Employee of any provisions of this Paragraph 1 may not be remedied solely by damages. Accordingly, in the event of a breach or threatened breach by Employee of any of the provisions of this paragraph 1, the Company may be entitled to injunctive relief, restraining Employee and any business, firm, partnership, individual, corporation, or entity participating in such breach or attempted breach, from engaging in any activity which would constitute a breach of this Paragraph 1. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages.

    2. Any waiver of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions, or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

    3. Any and all notices referred to herein shall be sufficient if furnished in writing, sent by registered or certified mail, return receipt requested, or via a reputable overnight delivery service, to Employee at his address as furnished to the Company in writing, and to the Company at its principal office in Boulder, Colorado.

    4. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

    5. No modification or changes in this Agreement shall be valid unless such modification or changes are in writing and signed by all parties hereto.

    6. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

    7. This Agreement may not be assigned by either party hereto without the prior written approval of the other party.

    8. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration pursuant to the procedure set forth in the Employment Agreement of even date herewith.

    IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the date and year first above written.

COLORADO MEDTECH, INC.                 EMPLOYEE


By: /s/ John V. Atanasoff II           By: /s/ Lee Erb
    -----------------------------          ------------------------------
    John V. Atanasoff II, President        Lee Erb
    6175 Longbow Drive                     2760 29th Street
    Boulder, CO 80301                      Boulder, CO 80301-0301